Exhibit (a)(5)(xiii)

ICN Discussion Materials for Meeting with Ribapharm 30-Jun-2003

Agenda Key Observations on RNA Valuation Issues to Consider Precedent Minority Buy-in Transactions

I. Key Observations on RNA

Key Observations by ICN Management on RNA Change in Circumstances Impacts RNA Performance and Market's View on Value Growth in the Hepatitis C Market Competitive Environment Risk of Generics Competition Schering Roche Capital Markets Receptivity Biotechnology Valuation Stock Trading Performance Relative Valuation Research Coverage Earnings Outlook

Benefits to RNA of Reintegration (per ICN Management) Commercialization of the Pipeline Diminished Reliance on a Single Product Greater Receptivity from the Capital Markets Shareholders Exit for Cash

II. Valuation Issues to Consider

Issues to Consider Regarding RNA's Valuation Growth in Hepatitis C Market Risk of Generics Entry in the U.S. Future R&D Spend Probability of Success of Pipeline

Comparison of Public Market Valuations Selected Profitable Biotechnology Companies ($ in millions, except per share data) Note: Data taken from Goldman Sachs Presentation to ICN Board of Directors on 30-May-2003 Source: Factset, IBES and public filings as of 27-May-2003 Equity Market Cap and Enterprise Value based on diluted shares outstanding, including "in-the-money" convertible debt.

RNA Price to Earnings Performance RNA P/E vs. Comparables 1 Month Ago 3 Months Ago 6 Months Ago At IPO RNA 6.2x 5.9x 7.9x NA Profitable Biotech1 32.5x 32.6x 36.3x 48.2x S&P 500 19.5x 17.6x 19.5x 24.6x Note: Data taken from Goldman Sachs Presentation to ICN Board of Directors on 30-May-2003 Source: Factset and IBES as of 27-May-2003 Profitable Biotechs include Amgen, Biogen, Celgene, Cephalon, Chiron, Genentech, Genzyme, Gilead Sciences, IDEC Pharmaceuticals, MedImmune, QLT and SangStat Medical. Date Ribapharm Profitable Companies Lead Late Stage Companies S&P 500 4/12/2002 48.2325734 1829 24.57986726 4/15/2002 47.51328522 1817 24.39269912 4/16/2002 48.05986551 1916 24.96393805 4/17/2002 47.71830408 1851 24.9130531 4/18/2002 49.45407577 1847 24.87765487 4/19/2002 48.49647368 1859 24.89314159 4/22/2002 47.41643431 1837 24.50951327 4/23/2002 47.14835165 1748 24.35752212 4/24/2002 47.19829424 1745 24.18451327 4/25/2002 46.2804658 1666 24.14778761 4/26/2002 44.58315565 1540 23.81238938 4/29/2002 44.01295719 1565 23.57190265 4/30/2002 39.01098901 1557 21.5384 5/1/2002 38.57142857 1581 21.7292 5/2/2002 38.58241758 1605 21.6912 5/3/2002 38.51648352 1616 21.4686 5/6/2002 35.82417582 1501 21.0534 5/7/2002 34.72527473 1495 20.9898 5/8/2002 37.58241758 1584 21.7769 5/9/2002 36.05494505 1560 21.4602 5/10/2002 35.32967033 1515 21.0998 5/13/2002 36.86813187 1509 21.4912 5/14/2002 40.10989011 1644 21.9456 5/15/2002 41.42857143 1669 21.8214 5/16/2002 40.27472527 1695 21.9646 5/17/2002 42.03296703 1888 22.1318 5/20/2002 41.75824176 1800 21.8376 5/21/2002 39.63736264 1800 21.5976 5/22/2002 40.43956044 1791 21.7204 5/23/2002 43.02197802 1803 21.9416 5/24/2002 41.26373626 1706.1 21.6764 5/28/2002 41.0989011 1800 21.491 5/29/2002 40.16483516 1770 21.35322 5/30/2002 39.23076923 1801 21.2932 5/31/2002 15.29850746 43.99087894 #VALUE! 21.3428 6/3/2002 13.95522388 41.56313131 #VALUE! 20.8136 6/4/2002 14.10447761 40.75328283 #VALUE! 20.8138 6/5/2002 13.88059701 41.54671717 #VALUE! 20.998 6/6/2002 13.50746269 40.14015152 #VALUE! 20.583 6/7/2002 13.43283582 40.50505051 #VALUE! 20.5506 6/10/2002 13.37313433 40.91224747 #VALUE! 20.6148 6/11/2002 13.47761194 35.72664141 #VALUE! 20.272 6/12/2002 13.43283582 35.31313131 #VALUE! 20.4052 6/13/2002 13.41791045 36.19444444 #VALUE! 20.1912 6/14/2002 13.53731343 38.03244949 #VALUE! 20.1454 6/17/2002 13.55223881 40.7645202 #VALUE! 20.7234 6/18/2002 13.53731343 39.35239899 #VALUE! 20.7428 6/19/2002 13.52238806 39.32058081 #VALUE! 20.3998 6/20/2002 13.53731343 37.74015152 #VALUE! 20.1258 6/21/2002 13.53731343 36.83396465 #VALUE! 19.7828 6/24/2002 13.53731343 38.93510101 #VALUE! 19.8544 6/25/2002 13.34328358 38.15530303 #VALUE! 19.5228 6/26/2002 13.35820896 37.8814262 #VALUE! 19.4706 6/27/2002 13.43283582 38.88515755 #VALUE! 19.8128 6/28/2002 12.625 38.31260365 #VALUE! 19.99616162 7/1/2002 11.95833333 35.70771144 #VALUE! 19.56868687 7/2/2002 10.625 33.93739635 #VALUE! 19.15333333 7/3/2002 10.38888889 33.01907131 #VALUE! 19.27252525 7/5/2002 10.63888889 34.53731343 #VALUE! 19.98040404 7/8/2002 10.97222222 33.1380597 #VALUE! 19.7369697 7/9/2002 10.41666667 31.74004975 #VALUE! 19.24909091 7/10/2002 10.33333333 29.91293532 #VALUE! 18.59535354 7/11/2002 8.125 33.86481481 #VALUE! 18.73474747 7/12/2002 8.180555556 34.60986733 #VALUE! 18.61393939 7/15/2002 8.222222222 35.14676617 #VALUE! 18.5440404 7/16/2002 8.361111111 35.56981758 #VALUE! 18.2030303 7/17/2002 8.194444444 37.87147595 #VALUE! 18.30383838 7/18/2002 8.208333333 35.81633499 #VALUE! 17.80929293 7/19/2002 8.152777778 35.80721393 #VALUE! 17.12646465 7/22/2002 6.875 35.21517413 #VALUE! 16.56262626 7/23/2002 5.5 33.9579602 #VALUE! 16.11515152 7/24/2002 5.208333333 35.72685185 #VALUE! 17.03878788 7/25/2002 5.805555556 36.34660033 #VALUE! 16.9430303 7/26/2002 5.972222222 36.85364842 #VALUE! 17.22909091 7/29/2002 6.375 38.43518519 #VALUE! 18.16080808 7/30/2002 7.041666667 40.30740741 #VALUE! 18.2379798 7/31/2002 7.808219178 41.31562882 #VALUE! 18.41656566 8/1/2002 7.753424658 39.19205332 #VALUE! 17.87191919 8/2/2002 7.890410959 38.9202788 #VALUE! 17.45939394 8/5/2002 7.945205479 37.12774725 #VALUE! 16.86060606 8/6/2002 7.328767123 37.84233822 #VALUE! 17.36505051 8/7/2002 7.534246575 38.77742165 #VALUE! 17.71252525 8/8/2002 7.794520548 40.21560847 #VALUE! 18.29212121 8/9/2002 7.534246575 40.86070411 #VALUE! 18.35636364 8/12/2002 7.397260274 41.28357753 #VALUE! 18.25858586 8/13/2002 7.397260274 39.30540293 #VALUE! 17.86282828 8/14/2002 7.808219178 40.70853683 #VALUE! 18.57818182 8/15/2002 7.671232877 40.82453195 #VALUE! 18.79292929 8/16/2002 7.547945205 41.00925926 #VALUE! 18.7630303 8/19/2002 7.808219178 39.7710114 #VALUE! 19.20646465 8/20/2002 7.684931507 40.48076923 #VALUE! 18.9379798 8/21/2002 8.123287671 41.25025438 #VALUE! 19.1789899 8/22/2002 8.328767123 42.72842898 #VALUE! 19.44848485 8/23/2002 8.01369863 41.49318274 #VALUE! 19.00727273 8/26/2002 7.945205479 40.96596459 #VALUE! 19.15050505 8/27/2002 7.684931507 39.36711437 #VALUE! 18.88525253 8/28/2002 7.876712329 38.65659341 #VALUE! 18.54282828 8/29/2002 7.712328767 39.37586488 #VALUE! 18.54141414 8/30/2002 7.355263158 36.03296703 #VALUE! 18.27388789 Profitable Biotech1 37.5x S&P500 18.2x RNA 7.4x

RNA's Relative Valuation Earnings Growth is a Key Driver for Valuation Note: Data taken from Goldman Sachs Presentation to ICN Board of Directors on 30-May-2003 Source: RNA (Internal) projections per ICN Management as of 27-May-2003. Other information per Factset and IBES as of 27-May-2003 Projections for RNA per ICN Management as of 27-May-2003 and assume growth in patients treated for Hepatitis C, U.S. generic ribavirin entry in the beginning of 2004, and moderate R&D spend. Projections per IBES.

RNA's 2004 Earnings Estimates Evolution of Street Estimates Since Q2 2002 Note: Data taken from Goldman Sachs Presentation to ICN Board of Directors on 30-May-2003 Source: Factset and IBES as of 27-May-2003. ICN Management as of 27-May-2003. 5/1/2002 Oct/Nov - 02 Mar/Apr- 03 Today (ICN Management) Goldman Sachs 0.82 0.59 0.48 0.28 % change = (41)% % change = (42)% % change = (66)%

RNA Stock Price Performance Indexed Performance vs. Comparables 1 Month 3 Months 6 Months One Year Since RNA IPO RNA 18.7% 8.3% (16.8)% (53.0)% (54.2)% Profitable Biotech1 15.2 36.4 22.3 16.0 2.3 Lead-late stage Biotech2 32.4 65.9 25.9 27.4 (4.6) BTK 25.7 42.8 22.4 9.7 (3.3) S&P 500 5.9 13.6 1.3 (12.2) (14.4) Note: Data taken from Goldman Sachs Presentation to ICN Board of Directors on 30-May-2003 Source: Factset as of 27-May-2003 Profitable Biotech companies include Amgen, Biogen, Celgene, Cephalon, Chiron, Genentech, Genzyme, Gilead Sciences, IDEC Pharmaceuticals, MedImmune, QLT and SangStat Medical. Lead-late Stage Biotech companies include Amylin, Cell Therapeutics, CV Therapeutics, ICOS, ImClone Systems, InterMune, Ligand Pharmaceuticals, Millennium Pharmaceuticals, Neurocrine Biosciences, NPS Pharmaceuticals, OSI Pharmaceuticals, Tanox, Trimeris and Vertex Pharmaceuticals.

Offer Price $5.60 Public Shares Outstanding 29.9 mm Implied Equity Consideration $168 mm Day Prior to Announcement (30-May-2003) $5.08 10.2% 30 Days Prior $4.16 34.6% 1-Month Average $4.66 20.2% 3-Month Average $4.53 23.6 % Implied Premium Price Premium Review of Proposed Consideration Source: Factset, press releases and SEC filings

0.08 0.04 3rd Qtr 4th Qtr East 2.86 3.39 3.72 3.43 0.57 0.57 0.51 0.51 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 Discounted Cash Flow Valuation Sensitivity Analysis Market Growth1 Value/Share3 Source: Projections per ICN Management Refers to global market growth in patients treated for Hepatitis C. Refers to generic ribavirin entering the U.S. market. Range depends on probability of success for viramidine varying between 35% to 50%. Assumes 20% probability of success for Hepavir B and moderate R&D spend. 0.08 0.04 3rd Qtr 4th Qtr 2.41 2.88 3.25 2.98 East 0.57 0.57 0.37 0.37 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 4% 8% Implied Premium Offer Price $5.60 Timing of U.S. Generics Market Entry2 $3.35 $3.94 Beg- 2004 Mid- 2004 88% - 67% 72% - 55% 63% - 42% Beg- 2004 Mid- 2004 51% - 32% $3.25 $3.62 $3.72 $4.23

CONFIDENTIAL

Key Assumptions for DCF Valuation

Metric	ICN Assumption	Comment
■ Probability of Success for RNA Compound in Clinical Development		Industry Standard:
— Phase I – Hepavir B	20%	19%
— Phase II – Viramidine	35 - 50%	30%
■ Global Hepatitis C Market Growth	4 - 8% per annum	Historically: 3 - 4%
■ Discount Rates		
— Development Pipeline	22.5%	
— Royalty Stream	12.5%	
■ R&D Expenditures	Minimum to develop current clinical pipeline +$5 million incremental until 2007	

Source: Projections per ICN Management. Industry Standards based on averages of various industry studies.

15

Ribapharm Summary of Key Financials Primary Case ($ in millions) Note: Data taken from Goldman Sachs Presentation to ICN Board of Directors on 30-May-2003 Source: Historicals per public filings and projections per ICN Management as of 27-May-2003 Note: Projections for RNA assume growth in patients treated for Hepatitis C, U.S. generic ribavirin entry in the beginning of 2004, and moderate R&D spend. Illustrative and Preliminary

III. Precedent Minority Buy-in Transactions

Premiums Paid in Precedent Minority Buy-In Transactions 1995 - 2003YTD1 Premium / 30 Days Prior to Announcement < 0 8 0 to 20 18 20 to 40 23 40 to 60 12 60 to 80 3 80 to 100 5 > 100 2 Mean: 31.6% Median: 24.4% Note: Data taken from Goldman Sachs Presentation to ICN Board of Directors on 30-May-2003 Source: SDC as of 30-May-2003 1. Closed transactions greater than $70mm in size. Based on 71 transactions for which data is available from 1995 to 2003 YTD in which the acquirer had in excess of 50% ownership prior to the transaction and acquired the remaining minority to reach 100% ownership and including SBC/Prodigy.